Exhibit 10.6
FIRST AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of February 26, 2007, by and among Alpha Natural Resources Services, LLC, on behalf of itself and its parent entities, subsidiaries and affiliates as may employ the Employee from time to time (collectively, the "Employer"), and Michael J. Quillen (the "Employee").

WHEREAS, the Employee and Employer entered into that certain Third Amended and Restated Employment Agreement effective as of January 1, 2006 (the "Employment Agreement"), and the Employee and Employer wish to amend the Employment Agreement in this Amendment;

NOW THEREFORE, in consideration of the mutual promises contained herein, the Employee and Employer hereby agree as follows:

1.	Section 1.2 of the Employment Agreement is deleted in its entirety and replaced with the following:

Beginning as of the Effective Date, Employee shall continue to be employed by Employer and be the Chief Executive Officer of Alpha Natural Resources, Inc., the indirect parent of Employer ("Alpha Natural Resources"), and shall be nominated for re-election to the Board of Directors (the "Board of Directors") of, Alpha Natural Resources. Employee shall report to the Board of Directors of Alpha Natural Resources. Employee shall serve in the assigned position or in such other executive capacities as may be agreed to, from time to time, between Employee and Employer, the Board of Directors, and/or the Employer Entities (as defined below). Employee agrees to perform diligently and to the best of Employee's abilities, and in a trustworthy, businesslike and efficient manner, the duties and services pertaining to such position as reasonably determined by Employer and the Board of Directors, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by the Board of Directors and/or Employer.

2.	By executing this Amendment, the Employee hereby acknowledges, confirms and consents to the subject matter of this Amendment.

3.	Any capitalized term contained herein that is not defined in this Amendment shall have the meaning as set forth in the Employment Agreement.

4.	Except as amended hereby, the Employment Agreement shall remain in full force and effect.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together will constitute one and the same instrument.

Signature Page to Quillen First Amendment to the Third Amended and Restated Employment Agreement

IN WITNESS WHEREOF, this Amendment is executed as of the date set forth above.

EMPLOYEE	ALPHA NATURAL RESOURCES SERVICES, LLC

/s/ Michael J. Quillen	By:	/s/ Vaughn R. Groves
Name: Michael J. Quillen	Name:	Vaughn R. Groves
	Title:	Vice President